UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 28, 2013

Date of Report (Date of earliest event reported)

US FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-185732	36-3642294
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9399 W. Higgins Road, Suite 600

Rosemont, IL 60018

(Address of principal executive offices)

(847) 720-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2013, the Board of Directors of USF Holding Corp., the parent of US Foods, Inc., adopted an amended 2007 Stock Incentive Plan (the “Plan”) applicable to employees of USF Holding Corp. and its affiliates (including US Foods, Inc.) as well as amended forms of Management Stockholder’s Agreement, Sale Participation Agreement, Stock Option Agreement, Restricted Stock Unit Agreement, and Restricted Stock Award Agreement (collectively, the “Agreements”).

These amendments included, among other things, increasing the number of shares of common stock of USF Holding Corp. available for grant under the Plan from approximately 31.5 million shares to approximately 53.2 shares and amending the vesting conditions for awards under the Plan.

The foregoing descriptions of the amendments to the Plan and the forms of Management Stockholder’s Agreement, Stock Purchase Agreement, Restricted Stock Unit Agreement, Stock Option Agreement, and Restricted Stock Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Plan and the forms of Management Stockholder’s Agreement, Sale Participation Agreement, Stock Option Agreement, Restricted Stock Unit Agreement, and Restricted Stock Award Agreement filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, and 10.6 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	2007 Stock Award Plan, as amended.

10.2	Form of Management Stockholder’s Agreement.

10.3	Form of Sale Participation Agreement.

10.4	Form of Stock Option Agreement.

10.5	Form of Restricted Stock Unit Agreement.

10.6	Form of Restricted Stock Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2013	US FOODS, INC.

	By:	/s/ Juliette W. Pryor

Juliette W. Pryor
Executive Vice President and Secretary